                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data", "Summary Consolidated Financial and Operating Data" and "Experts" and to the inclusion of our report dated June 5, 1995 relating to the financial statements of Metromedia Fiber Network, Inc. (formerly National Fiber Network, Inc.) for the year ended December 31, 1994 in this Amendment No. 3 to the Registration Statement (No. 333-33653 on Form S-1) and related Prospectus.


                                          Richard A. Eisner & Company, LLP

New York, New York


October 6, 1997